EXHIBIT  4.1
------------

                 2002 AMENDED AND RESTATED STOCK INCENTIVE PLAN
                                       OF
                           POMEROY IT SOLUTIONS, INC.

     1. PURPOSE OF THE PLAN. This 2002 Amended and Restated Stock Incentive Plan of Pomeroy IT Solutions, Inc. is intended to encourage Employees and Consultants of the Company and its Subsidiaries to acquire or increase their ownership of Common Stock of the Company on reasonable terms. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals to the Company and its Subsidiaries in the future. Stock Awards granted under the Plan may be
Options,  Restricted  Stock  or  Stock  Appreciation  Rights.

     2. DEFINITIONS. When used herein, the following terms shall have the meaning set forth below:

     2.1 "Administrator" means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

     2.2     "Award"  means  an  Option,  Restricted Stock or Stock Appreciation
Rights.

     2.3 "Award Agreement" means a written agreement in such form as may be, from time to time, hereafter approved by the Committee, which shall be duly executed by the Company and the Employee and/or Consultants, as applicable, and which sets forth the terms and conditions of an Award under the Plan.

     2.4     "Board"  means  the  Board  of  Directors  of  the  Company.

     2.5 "Common Stock" means shares of the Company's common stock, par value .01 per share.

     2.6     "Code" means the Internal Revenue Code of 1986, as amended.

     2.7 "Committee" means the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan.

     2.8     "Company" means Pomeroy IT Solutions, Inc.

     2.9 "Consultant" means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary to render services and is compensated for such services.

     2.10 "Continuous Status as an Employee" means the absence of any interruption or termination of employment relationship by the Company or any Subsidiary. Continuous Status as an Employee shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Board, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) transfers between locations of the Company or between the Company, it Subsidiaries or its successor.

     2.11 "Employee" means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

     2.12 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     2.13 "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

          (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange for the last market trading day prior to the time of determination as reported in the Wall Street Journal or such other source as the Administrator deems reliable; or

          (ii) If the Common Stock is quoted on NASDAQ (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and low asked prices for the Common Stock; or

          (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

     2.14 "Incentive Stock Option" means an Option meeting the requirements and containing the limitations and restrictions set forth in Section 422 of the Code, as amended, and the regulations promulgated thereunder.

     2.15 "Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option

     2.16 "Option" means an Incentive Stock Option or a Non-Qualified Stock Option.

     2.17     "Optioned  Stock"  means  the  Common  Stock subject to an Option.

     2.18     "Optionee" means an Employee or Consultant who receives an Option.

     2.19 "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

     2.20 "Participant" means an Employee or Consultant who is granted an Award under the Plan.

     2.21     "Plan"  means  the  2002  Stock  Plan.

     2.22 "Restricted Stock" means any Share issued pursuant to Section 8 with restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Administrator, in its sole discretion, may impose (including without limitation, any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Administrator may deem appropriate.

     2.23 "Share" means a share of Common Stock, as adjusted in accordance with Section 11 of this Plan and "Shares" means the Shares of Common Stock, as adjusted in accordance with Section 11 of this Plan.

     2.24 "Stock Appreciation Rights" means any right granted to a Participant pursuant to Section 9 to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise, or if the Administrator shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Administrator in its sole discretion, which, except in connection with an adjustment provided in Section 11, shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be. Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Administrator, in its sole discretion, shall determine.

     2.25 "Subsidiary" means any corporation or other legal entity other than the employer corporation in an unbroken chain of corporations or other legal entities beginning with the employer corporation if each of the corporations or other legal entities other than the last corporation or other legal entity in the unbroken chain owns stock, a membership interest, or any other voting interest possessing fifty percent (50%) or more of the total combined voting power of all classes of stock, membership interests or other voting interests in one of the other corporations or other legal entities in such chain.

     2.26 "Substitute Award" means an Award granted or Shares issued by the Company in assumption of, or in substitution or exchange for, an Award previously granted.

     3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be awarded under the Plan is 4,410,905 Shares (which includes options for 1,252,206 Shares (the "1992 Outstanding Options") which were outstanding under the 1992 Non Qualified and Incentive Stock Option Plan (the "1992 Option Plan") as of March 30,

2004 and options for 765,834 Shares under the 1992 Option Plan that had expired or terminated after the initial adoption of the Plan but prior to March 30,
2004); provided, further, that not more than 600,000 Shares reserved hereunder shall be available for awards of Restricted Stock. Prior to June 10, 2004, the maximum number of Shares for which Options may be granted shall be as set forth in the Plan prior to this amendment and restatement.

     As of the effective date of the Amended and Restated Plan, 3,237,521 Shares shall be reserved for issuance under the Plan; however, subject to the maximum shares reserved under the Plan as stated above, the number of Shares reserved for issuance under the Plan shall automatically increase as the 1992 Outstanding Options are canceled or expire (by an amount equal to the number of Shares issuable upon exercise of such canceled or expired 1992 Outstanding Options). The number of shares of Common Stock reserved for issuance under this Plan shall not increase as a result of the exercise of any of the 1992 Outstanding Options. The Shares may be authorized, but unissued, or reacquired Common Stock.

     If an Award would expire, terminate or become unexercisable for any reason without having been exercised in full, or settled in cash in lieu of Shares, or exchanged as provided herein, the unissued Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. Further, if the exercise price of any Option granted under the Plan or the tax withholding requirements with respect to an Award under the Plan are satisfied by tendering Shares to the Company (either by attestation or actual delivery) or if a stock appreciation right is exercised, only the number of Shares issued, net of the Shares tendered, if any, shall be deemed delivered for purposes of determining the maximum number of Shares available for issuance under the Plan.

     4.     ADMINISTRATION OF THE PLAN.

     (a)    Procedure.
            ---------

          (i)     Administration  With  Respect to Directors and Officers.  With
                  -------------------------------------------------------
     respect to grants of Awards to Employees who are also officers or directors of the Company, the Plan shall be administered by (A) the Board if the Board may administer the Plan in compliance with Rule 16b-3 promulgated under the Exchange Act or any successor thereto ("Rule 16b-3") or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted in such a manner as to permit the Plan to comply with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Rule 16b-3 with respect to a plan intended to qualify thereunder. For purposes of any award granted under the Plan by the Committee that is intended to be exempt from the restrictions of Section 16(b) of the Exchange Act, the Committee shall consist only of directors who qualify as "non-Employee directors," as defined in Rule 16b-3 under the Act. For purposes of any Award granted under the Plan by the Committee that is intended to qualify for the performance-based compensation exemption to the $1 million deductibility limit under Code Section 162(m), the Committee shall consist only of directors who qualify as "outside directors," as defined in Code Section 162(m) and the related regulations. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of the majority of those members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may take any action otherwise proper under the Plan by the unanimous written consent of its Members.

          (ii)     Multiple  Administrative Bodies.  If permitted by Rule 16b-3,
                   -------------------------------
     the Plan may be administered by different bodies with respect to non-director officers and Employees who are neither directors nor officers.

          (iii)     Administration  With  Respect  to  Consultants  and  Other
                    ----------------------------------------------------------
     Employees.  With  respect to grants of Options to Employees who are neither
     ---------
     directors nor officers of the Company or to Consultants, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with Rule 16b-3, or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the legal requirements relating to the administration of incentive stock option plans, if any, of Delaware corporate law and applicable securities laws and of the Code (the "Applicable Laws"). Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

     (b)     Powers of the Administrator.  Subject to the provisions of the Plan
             ---------------------------
and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

          (i) to determine the Fair Market Value of the Shares , in accordance with Section 2.13 of the Plan;

          (ii) to select the Employees and Consultants to whom Awards may from time to time be granted hereunder;

          (iii) to determine whether and to what extent Awards are granted hereunder;

          (iv) to determine the number of Shares to be covered by each such Award granted hereunder;

          (v) to grant Substitute Awards, including to officers of the Company, in exchange for an outstanding Award or Awards and to determine the fair market value of any Awards to be canceled or exchanged, provided, however, that any outstanding Award that is exchanged for a new Award shall not be an Option with an exercise price that is less than the Fair Market Value of the Shares as of the date of the exchange;

          (vi)     to  approve  forms  of  agreement  for  use  under  the Plan;

          (vii) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the share price and any restriction or limitation or waiver or forfeiture restrictions regarding any Award and/or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator shall determine, it its sole discretion);

          (viii) to determine whether and under what circumstances an Option may be settled in cash under subsection 9(f) instead of Common Stock;

     (c)     Effect  of  Committee's Decision.     All decisions, determinations
             --------------------------------
and interpretations of the Administrator shall be final and binding on all Participants and any other holders of any Awards.

     5.     ELIGIBILITY.

     (a) Persons eligible for Awards under the Plan shall consist of Employees and Consultants. A Participant may receive more than one Award, including Awards of the same type, subject to the restrictions of the Plan.

      (b) Nonstatutory Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option may, if he/she is otherwise eligible, be granted an additional Option or Options.

        (c) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options.

     (d) For purposes of Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

     (e) The Plan shall not confer upon any Participant any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his/her right or the Company's right to terminate his/her employment or consulting relationship at any time, with or without cause.

     6. TERM OF THE PLAN. The Amended and Restated Plan shall become effective on June 10, 2004, and shall continue in effect for the remainder of the initial term of ten (10) years which expires June 13, 2012, unless sooner terminated under Section 14 of the Plan.

     7. OPTIONS. Options may be granted hereunder to any Participant, either alone or in addition to other Awards granted under the Plan and shall be subject to the following terms and conditions:

     (a)     Term  of Options.  The term of each Option shall be the term stated
             ----------------
in the Option Agreement; provided, however, that in the case of an Incentive Stock Option, the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of the grant thereof or such shorter term as may be provided in the Option Agreement.

     (b)     Option  Exercise  Price  and  Consideration.
             -------------------------------------------

          i) The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

               (A)     In the case of an Incentive Stock Option

                    (1) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all class of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per share on the date of the grant.

                    (2) granted to any Employee, the per Share price shall be no less than 100% of the Fair Market Value per Share on the date of the grant.

          (B) in the case of a Nonstatutory Stock Option granted to any person, the Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of the grant.

          (ii) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash,
     (2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (5) authorization from the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the option is exercised, (6) delivery of a properly executed notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, (7) by delivering an irrevocable subscription agreement for the Shares which irrevocably obligates the option holder to take and pay for the Shares not more than twelve months after the date of delivery of the subscription agreement, (8) any combination of the foregoing methods of payment or (9) such other consideration and method of payment for the issuance of Shares to the extent permitted under all applicable laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

          (iii) The Company, in its sole discretion, may establish a procedure whereby an Employee or Consultant, subject to the requirements of Section 16 of the Exchange Act, Rule 16b-3, Regulation T, federal income tax laws, and other federal, state and local tax and securities laws, can exercise an Option or portion thereof without making a direct payment of the option price to the Company. If the Company so elects to establish the cashless exercise program, the Company shall determine, in its sole discretion, and from time to time, such administrative procedures and policies as it deems appropriate, and such procedures and policies shall be binding on any Employee or Consultant wishing to utilize the cashless exercise program.

     (c)     Procedure  for  Exercise;  Rights  as  a  Stockholder.  Any  Option
             -----------------------------------------------------
granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including the performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan. An Option may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued. Exercise of an Option in any manner will result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     (d)     Termination  of  Employment.  In  the  event  of  termination of an
             ---------------------------
Optionee's consulting relationship or Continuous Status as an Employee with the Company (as the case may be), such Optionee may, but only within ninety (90) days (or such other period of time as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option and not exceeding ninety (90) days) after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his/her Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

     (e)     Disability  of Optionee.  Notwithstanding the provisions of Section
             -----------------------
9(b) above, in the event of termination of an Optionee's consulting relationship or Continuous Status as an Employee as a result of his/her total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

     (f)     Death  of  Optionee.  In the event of the death of an Optionee, the
             -------------------
Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if the Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

     (g)     Rule 16b-3.  Options granted to persons subject to Section 16(b) of
             ----------
the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

     (h)     Buyout  Provisions.  The Administrator may at any time offer to buy
             ------------------
out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

     (i)     Time  of  Granting  Options.  The date of grant of an Option shall,
             ---------------------------
for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Board. Notice of the determination shall be given to each Employee or Consultant to whom an Option is to be granted within a reasonable time after the date of such grant.

     8.     RESTRICTED  STOCK.

     (a)     Issuance.  A  Restricted  Stock  Award  shall  be  subject  to
             --------
restrictions imposed by the Administrator at the time of grant for a period of time specified by the Administrator (the "Restriction Period") as provided herein. Restricted Stock Awards may be issued hereunder to Participants for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan.

     (b)     Terms,  Conditions and Restrictions.  The Administrator in its sole
             -----------------------------------
discretion shall specify the terms, conditions and restrictions under which Shares of Restricted Stock shall vest or be forfeited. These terms, conditions and restrictions must include continued employment with the Company or a Subsidiary for a specified period of time following the date of grant, except the Administrator may allow vesting in the case of the death or disability (as defined by the Administrator) of the Participant. With respect to Restricted Stock during the Restriction Period, the Administrator, in its sole discretion, may provide for the lapse of any term, condition or restriction in installments and may accelerate or waive such term, condition or restriction in whole or in part, based on service, performance, and/or such other factors or criteria as the Administrator may determine in its sole discretion. Notwithstanding any other provision of the Plan, Restricted Stock Awards shall have a Restriction Period for continued employment of not less than three years from the date of grant and Restricted Stock that vests upon attainment of performance goals shall provide for a performance period of at least twelve (12) months. Except as otherwise provided in the Award Agreement, the Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares and the right to receive dividends. The Administrator, in its sole discretion, as determined at the time of the Award, may provide that the payment of cash dividends shall or may be deferred. Any deferred dividends may be reinvested as the Administrator shall determine in its sole discretion, including reinvestment of additional Shares of Restricted Stock. Stock dividends issued with respect to restricted Stock shall be Restricted Stock and shall be subject to the same terms, conditions and restrictions that apply to the Shares with respect to which such dividends are issued. Any additional Shares of Restricted Stock issued with respect to cash or stock dividends shall not be counted against the maximum number of Shares for which Awards may be granted under the Plan as set forth in Section 3.

     (c)     Registration.  Any  Restricted  Stock  issued  hereunder  may  be
             ------------
evidenced in such manner, as the Administrator, in its sole discretion, shall deem appropriate, including without limitation, book entry registration or issuance of a stock certificate or certificates. In the event any stock certificates are issued in respect of Shares of Restricted Stock awarded under the Plan, such certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award.

     9. STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may be granted hereunder to any Participant, either alone ("freestanding") or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 7. The provisions of Stock Appreciation Rights need not be the same with respect to each recipient. Any Stock Appreciation Right related to a Non-Qualified Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time such Option is granted. In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the Stock Appreciation Right. Any Option related to a Stock Appreciation Right shall no longer be exercisable to the extent that the related Stock Appreciation Right has been exercised. The Administrator may impose such terms and conditions or restrictions on the exercise of any Stock Appreciation Right, as it shall deem advisable or appropriate; provided that a freestanding Stock Appreciation Right shall not have an exercise price less than Fair Market Value of a Share on the date of grant or a term greater than ten years.

     10.     GENERAL  PROVISIONS.

     (a)     Non-Transferability  of Awards.  An Award may not be sold, pledged,
             ------------------------------
assigned,  hypothecated,  transferred  or  disposed of in any manner other than:
(a) by will or the laws of descent and distribution, and may be exercised during the lifetime of the Participant, only by him/her, or in the event of his/her death, by the legal representative of the estate of the deceased Participant, or the person or persons who shall acquire the right to exercise an Award by the bequest or inheritance by reason of the death of the Participant, or in the event of disability, his/her personal representative, or (b) pursuant to a Qualified Domestic Relations Order, as defined in the Code, or the Employee Retirement and Security Act (ERISA), or the rules thereunder; provided, however, that Incentive Stock Options may not be transferred pursuant to a Qualified Domestic Relations Order unless such transfer is otherwise permitted pursuant to the Code and the regulations thereunder without affecting the Incentive Stock Option's qualification under Section 422 as an Incentive Stock Option.

     (b)     Stock  Withholding  to  Satisfy  Withholding  Tax Obligations.  The
             -------------------------------------------------------------
Company shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of taxes. At the discretion of the Administrator, Participants may satisfy withholding obligations as provided in this paragraph. When a Participant incurs tax liability in connection with an Award, which tax liability is subject to tax withholding under applicable laws, the Participant is obligated to pay the
Company an amount required to be withheld under applicable tax laws, the Participant may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued upon exercise of the Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). All elections by a Participant to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions: (i) the election must be made on or prior to the applicable Tax Date; (ii) once made, the election shall be irrevocable as to the particular Shares of the Award as to which the election is made; (iii) all elections shall be subject to the consent or disapproval of the Administrator; (iv) if the Participant is subject to Rule 16b-3, the election must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions. In the event the election to have Shares withheld is made by a Participant and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Participant shall receive the full number of Shares with respect to which the Award is exercised but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

     (c)     Conditions  Upon Issuance of Shares.  Shares shall not be delivered
             -----------------------------------
under the Plan pursuant to an Award unless the delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the delivery of Shares pursuant to an Award, the Company may require the Participant to represent and warrant at the time of any such delivery that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such representation is required by any of the aforementioned relevant provisions of law.

     (d)     Reservation  of Shares.  The Company, during the term of this Plan,
             ----------------------
will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     (e)     Agreements.  Awards  shall  be  evidenced  by written agreements in
             ----------
such form as the Board shall approve from time to time.

     (f)     Authority to Satisfy Obligations.  The Administrator shall have the
             --------------------------------
authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company, including, without limitation, the 1992 Option Plan and any plans or arrangements of any employer acquired by the Company; provided further, that except for adjustments made under Section 11, no such grant shall reduce the exercise price of an outstanding option under such other plan or cancel or amend an outstanding option under such other plan for the purpose of repricing, replacing or regranting such option with an exercise price that is less than the exercise price of the original option under such plan without stockholder approval.

     11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award , as well as the price per Share covered by each such outstanding
Award, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse split, stock dividend, combination or reclassification of the Common Stock, or any other similar increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the

Company shall not be deemed to have been "effected without receipt for consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of the Shares subject to an Award.

          In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Participant at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Award will terminate immediately prior to the consummation of such proposed action. In the event of a merger or consolidation of the Company with or into another corporation or the sale of substantially all of the Company's assets (hereinafter, a "merger"), the Award shall be assumed or an equivalent award shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event that such successor corporation does not agree to assume the Award or to substitute an equivalent award, the Board shall, in lieu of such assumption or substitution, provide for the Participant to have the right to exercise the Award as to all of the Shares as to which the Award would not otherwise the exercisable. If the Board makes an Award fully exercisable in lieu of assumption or substitution in the event of a merger, the Board shall notify the Participant that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice and the Option will terminate upon the expiration of such period. For purposes of this paragraph, the Award shall be considered assumed if, following the merger, the Option or right confers the right to purchase, for each Share subject to the Award immediately prior to the merger, the consideration (whether stock, cash, or other securities or property) received in the merger by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger was not solely common stock of the successor corporation or its parent, the Board may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon the exercise of the Award for each Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal to the Fair Market Value of the per share consideration received by holders of Common Stock in the merger or sale of assets.

     12.     AMENDMENTS  AND  TERMINATION.

     (a)     Amendment  and  Termination  of  Plan.  The  Board  may at any time
             -------------------------------------
amend, alter, suspend or discontinue the Plan, but no amendment, alternation, suspension or discontinuation shall be made which would impair the rights of any Participant under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

     (b)     Effect  of Amendment or Termination of Plan.  Any such amendment or
             -------------------------------------------
termination of the Plan shall not affect Awards already granted and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Board, which agreement must be in writing and signed by the Participant and the Company.

     (c)     Amendments  to  Awards.  Subject  to  the  terms and conditions and
             ----------------------
within the limitations of the Plan, the Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall (i) materially impair the rights of any Participant without his or her consent or (ii) except for adjustments made pursuant to Section 11, reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel or amend outstanding Options or Stock Appreciation Rights for the purpose of repricing, replacing or regranting such Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without stockholder approval.

     13. STOCKHOLDER APPROVAL. The amendments to the Plan in this Amended and Restated Stock Incentive Plan shall be subject to approval by the stockholders of the Company within twelve (12)
months before or after the date the Amended and Restated Stock Incentive Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law.

     14 INFORMATION TO PARTICIPANTS. The Company shall provide to each Participant, during the period for which such Participant has one or more Awards outstanding, copies of all annual reports and other information which is provided to all stockholders of the Company. The Company shall not be required to provide such information if the issuance of Awards under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.